UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2017

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendment

As previously announced, on February 28, 2017, Global Net Lease, Inc. (the “Company”) completed a reverse stock split, at a ratio of 1-for-3, which, among other things, reduced its outstanding common stock (the “Common Shares”) from 198,800,000 to 66,300,000.

On May 24, 2017, following approval by the board of directors of the Company (the “Board”), the Company filed an amendment with the Maryland State Department of Assessments and Taxation (the “Articles of Amendment”) to the Company’s charter (the “Charter”), to decrease the total number of shares that the Company has authority to issue from 350,000,000 to 116,670,000 shares, of which (i) 100,000,000 is designated as Common Shares, $0.01 par value per share; and (ii) 16,670,000 is designated as preferred stock, $0.01 par value per share. On May 24, 2017, the Articles of Amendment became effective. The Articles of Amendment are attached as Exhibit 3.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective May 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2017	By:	/s/ Scott. J. Bowman
	Name:	Scott. J. Bowman
	Title:	Chief Executive Officer and President